Exhibit 99.1

NEWS RELEASE
Visteon Announces First-Quarter 2010 Results
First Quarter Summary
•	Product sales of $1.85 billion, up 43 percent from first quarter 2009

•	Net income of $233 million

•	Adjusted EBITDA of $161 million, up $139 million from first quarter 2009

•	Cash generated by operating activities of $40 million, a $315 million year-over-year improvement

•	Cash balances of $1.1 billion
VAN BUREN TOWNSHIP, Mich., April 30, 2010 — Visteon Corporation (OTC: VSTNQ) today announced its first-quarter 2010 results, reporting net income of $233 million, or $1.79 per share, on product sales of $1.85 billion. For the first quarter of 2009, Visteon reported a net income of $2 million, or 2 cents per share, on product sales of $1.3 billion. Adjusted EBITDA, as defined below, for the first quarter of 2010 was $161 million, compared with $22 million in the first quarter of 2009.
“Increased global vehicle production, combined with our ongoing operational improvements and cost-reduction efforts, drove our year-over-year financial improvement,” said Donald J. Stebbins, chairman, chief executive officer and president. “We benefited from aggressive actions taken over the past year to keep our cost structure in line with significantly reduced global volumes. Although in the near term we remain concerned about European production volumes, we’re confident that our worldwide engineering and manufacturing footprint positions Visteon to support new global vehicle programs and grow with our customers around the world.”
Approximately 27 percent of Visteon’s first-quarter product sales were to Ford Motor Co. and 24 percent to Hyundai-Kia, with Renault-Nissan and PSA Peugeot-Citroën each accounting for about 7 percent of product sales. On a regional basis, Europe accounted for 39 percent of total product sales, with Asia representing 35 percent, North America 20 percent and South America 6 percent.
First Quarter 2010 Results
For the first quarter of 2010, total sales were $1.9 billion, including product sales of $1.85 billion and services revenue of $58 million. Product sales increased by $551 million, or 43 percent, year-over-year as higher production and new business wins, net of plant divestitures and closures, increased sales by about $414 million. Foreign currency further increased sales by about $146 million. The company experienced higher sales in each of the major regions in which it operates, reflecting increased production volumes by all customers as vehicle sales rebounded in response to stronger global economic conditions.
Gross margin for the first quarter was $418 million, compared with $45 million a year earlier. Factors contributing to this improvement included a $251 million gain related to the termination of certain company-paid medical, prescription drug and life insurance coverage benefits under certain U.S. other post-retirement employee benefit (“OPEB”) plans; and the impact of higher customer production levels and net cost performance; partially offset by foreign currency.
Selling, general and administrative expense for the first quarter totaled $113 million, an increase of $5 million compared with the same period a year ago, as cost reductions were largely offset by an expense of $14 million related to the OPEB termination.
For the first quarter, the company reported net income of $233 million, or $1.79 per share. This compares with net income of $2 million, or 2 cents per share, in the same period a year ago. First quarter 2010 results included a $237 million net gain related to the OPEB termination, while first quarter 2009 results included a deconsolidation gain of $95 million related to Visteon UK Ltd.
Adjusted EBITDA for the first quarter was $161 million, compared with $22 million for the same period a year ago. During the first quarter, Visteon won approximately $141 million of business, with more than half generated in Asia.
Cash Flow and Liquidity
For the first quarter of 2010, Visteon generated $40 million in cash from operations, compared with an outflow of $275 million for the first quarter of 2009. The improvement was largely attributable to higher net income, lower trade working capital outflow and the impact of the automatic stay on interest payments. Capital expenditures in the first quarter were $25 million, equal to the amount a year earlier. Free cash flow, as defined below, was positive $15 million in the first quarter, compared with a use of $300 million in the first quarter of 2009.
As of March 31, 2010, Visteon had global cash balances, including restricted cash, of nearly $1.1 billion.
Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 25 countries and employs approximately 28,500 people.
Forward-looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,
•	the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings;

•	our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the covenants and other terms of our financing agreements;

•	our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s and Hyundai-Kia’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages;

•	new business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates;

•	general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009).
The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
Use of Non-GAAP Financial Information
This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release.
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Visteon news releases, photographs and product specification details are available at www.visteon.com
Contacts:

Media:	Investors:
Jim Fisher	Michael Lewis
734-710-5557	734-710-5800
jfishe89@visteon.com	investor@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31
	2010	2009
Net sales
Products	$1,846	$1,295
Services	58	57

	1,904	1,352
Cost of sales
Products	1,429	1,251
Services	57	56

	1,486	1,307

Gross margin	418	45

Selling, general and administrative expenses	113	108
Reorganization items	30	—
Restructuring expenses	8	27
Reimbursement from Escrow Account	—	62
Deconsolidation gain	—	95
Asset impairment and loss on divestitures	21	—

Operating income	246	67

Interest expense, net	3	51
Equity in net income of non-consolidated affiliates	30	7

Income before income taxes	273	23

Provision for income taxes	25	14

Net income	248	9

Net income attributable to noncontrolling interests	15	7

Net income attributable to Visteon	$233	$2

Per share data

Net earnings per share attributable to Visteon	$1.79	$0.02

Average shares outstanding (millions)
Basic	130.3	130.5
Diluted	130.3	130.5

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	(Unaudited)
	March 31	December 31
	2010	2009
ASSETS
Cash and equivalents	$964	$962
Restricted cash	135	133
Accounts receivable, net	1,072	1,055
Inventories, net	353	319
Other current assets	318	236

Total current assets	2,842	2,705

Property and equipment, net	1,849	1,936
Equity in net assets of non-consolidated affiliates	320	294
Other non-current assets	87	84

Total assets	$5,098	$5,019

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Short-term debt, including current portion of long-term debt	$216	$225
Accounts payable	1,037	977
Accrued employee liabilities	163	161
Other current liabilities	315	302

Total current liabilities	1,731	1,665

Long-term debt	10	6
Employee benefits	519	568
Deferred income taxes	171	159
Other non-current liabilities	247	257
Liabilities subject to compromise	2,828	2,819

Shareholders’ deficit:
Preferred stock (par value $1.00, 50 million shares authorized, none outstanding)	—	—
Common stock (par value $1.00, 500 million shares authorized, 131 million shares issued, 130 million shares outstanding)	131	131
Stock warrants	127	127
Additional paid-in capital	3,408	3,408
Accumulated deficit	(4,343)	(4,576)
Accumulated other comprehensive income	(51)	142
Other	(4)	(4)

Total Visteon Corporation shareholders’ deficit	(732)	(772)
Noncontrolling interests	324	317

Total shareholders’ deficit	(408)	(455)

Total liabilities and shareholders’ deficit	$5,098	$5,019

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31
	2010	2009
Operating activities
Net income	$248	$9
Adjustments to reconcile net income to net cash provided from (used by) operating activities:
Depreciation and amortization	73	78
OPEB and pension amortization and curtailment	(240)	(8)
Deconsolidation gain	—	(95)
Asset impairments and loss on divestitures	21	—
Equity in net income of non-consolidated affiliates, net of dividends remitted	(29)	(7)
Reorganization items	30	—
Other non-cash items	11	2
Changes in assets and liabilities:
Accounts receivable	(95)	15
Inventories	(38)	3
Accounts payable	49	(122)
Other	10	(150)

Net cash provided from (used by) operating activities	40	(275)

Investing activities

Capital expenditures	(25)	(25)
Cash associated with deconsolidation	—	(11)
Other	1	2

Net cash used by investing activities	(24)	(34)

Financing activities

Short-term debt, net	—	(15)
Cash restriction	(2)	(163)
Proceeds from issuance of debt, net of issuance costs	4	39
Principal payments on debt	(12)	(45)
Other, including book overdrafts	(1)	(56)

Net cash used by financing activities	(11)	(240)

Effect of exchange rate changes on cash	(3)	(27)

Net increase (decrease) in cash and equivalents	2	(576)

Cash and equivalents at beginning of year	962	1,180

Cash and equivalents at end of period	$964	$604

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Millions)
(Unaudited)
In this press release the Company has provided information regarding certain non-GAAP financial measures including “Adjusted EBITDA “and “free cash flow.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the schedules below.
Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s continuing operating activities across reporting periods. The Company defines Adjusted EBITDA as net income (loss) attributable to the Company, plus net interest expense, provision for income taxes and depreciation and amortization, as further adjusted to eliminate the impact of asset impairments, non-operating gains and losses, net unreimbursed restructuring expenses and other reimbursable costs, and reorganization items. Because not all companies use identical calculations this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31
	2010	2009
Net income attributable to Visteon	$233	$2

Interest expense, net	3	51
Provision for income taxes	25	14
Depreciation and amortization	73	78
Asset impairments, loss on divestiture and deconsolidation gain	21	(95)
Restructuring and other related costs	8	34
Reimbursement from escrow account	—	(62)
Employee benefit litigation	17	—
OPEB termination and wind-down revenue	(249)	—
Reorganization items	30	—

Adjusted EBITDA	$161	$22

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be a substitute for net income (loss) as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) the Company’s credit agreements use measures similar to Adjusted EBITDA to measure compliance with certain covenants.
Free Cash Flow: Free cash flow is presented as a supplemental measure of the Company’s liquidity that management believes is useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines free cash flow as cash flow from operating activities less capital expenditures. Because not all companies use identical calculations, this presentation of free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended
	March 31
	2010	2009
Net cash provided from (used by) operating activities	$40	$(275)

Capital expenditures	(25)	(25)

Free cash flow	$15	$(300)

Free cash flow is not a recognized term under GAAP and does not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow has limitations as an analytical tool and does not reflect cash used to service debt and does not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow (i) as a factor in incentive compensation decisions, and (ii) for planning and forecasting future periods.